EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Citadel Broadcasting Corporation Reports

2008 Fourth Quarter Operating Results

•	Net revenue for the quarter ended December 31, 2008 was $214.2 million

•	Segment Operating Income was $67.3 million for the quarter ended December 31, 2008

•

During the quarter and year ended December 31, 2008, the Company reduced its long-term debt by approximately $41.5 million and approximately $405.3 million, respectively, resulting in net gains of $29.1 million and $114.7 million, respectively

•	The Company is currently negotiating with its lenders to obtain a waiver or amendment to its senior credit facility

•	As of December 31, 2008, the Company’s outstanding bank debt was $2,010.7 million and $49.0 million of convertible subordinated notes

Las Vegas, Nevada – March 16, 2009– Citadel Broadcasting Corporation (OTCBB:CTDB) today reported certain results for the quarter and year ended December 31, 2008.

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
	(amounts in thousands)
As Reported
Net revenue	$214,231	$245,473	$863,121	$719,757
Operating loss	(787,331)	(1,043,850)	(1,024,017)	(1,415,770)
Operating income, excluding asset impairment and disposal charges and non-cash amounts related to contractual obligations	49,166	59,221	205,631	196,673
Segment operating income	67,254	86,441	289,944	276,861

Pro Forma
Net revenue	$214,231	$246,570	$860,582	$949,562
Segment operating income	67,254	87,398	287,405	351,406

Net revenue for the fourth quarter of 2008 was $214.2 million as compared to $245.5 million for the fourth quarter of 2007, a decrease of $31.3 million, or 12.7%. This decline was due to lower revenue of $27.9 million from our Radio Markets and $3.4 million from the Radio Network, due primarily to an industry wide decline in radio advertising.

Operating loss for the fourth quarter of 2008 was $787.3 million as compared to $1,043.9 million in the corresponding 2007 period. The fourth quarter of 2008 reflected an asset impairment and disposal charge of $836.5 million, while the fourth quarter of 2007 reflected an asset impairment and disposal charge of $1,103.1 million. Excluding the impairment charges, the decrease in operating income of $10.1 million is primarily the result of the decrease in revenue of $31.3 million partially offset by lower operating expenses due to cost reductions of approximately $20.1 million, or 11.5%, as compared to the prior year quarter and a decrease in depreciation and amortization.

Segment operating income (a non-GAAP financial measure generally defined as operating loss adjusted to exclude depreciation and amortization, stock-based compensation, corporate general and administrative expenses, non-cash amounts related to contract obligations, local marketing agreement fees, asset impairment and disposal charges and other, net) was $67.3 million for the fourth quarter of 2008, compared to $86.4 million for the fourth quarter of 2007. This decrease of $19.1 million, or 22.1%, resulted from an $18.6 million decline in segment operating income from our Radio Markets and a $0.5 million decline from the Radio Network.

In the fourth quarter of 2008, the Company reduced its outstanding debt by $41.5 million, resulting in a gain on extinguishment of debt, net of costs, of $29.1 million. During the year ended December 31, 2008, the Company reduced its overall debt outstanding by $405.3 million, which resulted in a gain on extinguishment of debt, net of costs, of $114.7 million. At December 31, 2008, the Company’s outstanding debt under its senior debt and convertible subordinated notes was $2,010.7 million and $49.0 million, respectively, for a total outstanding balance of $2,059.7 million.

As of December 31, 2008, the Company is in compliance with its debt covenants under its senior credit facility. However, the expected continuing decline in radio revenues in the first half of 2009 and the resulting projected decline in operating profits creates uncertainty regarding the Company’s ability to continue to comply with its debt covenants under its senior credit facility through 2009. As a result, the Company is currently working with its lenders to obtain a waiver of or amendment to its senior credit facility; however, there can be no assurance that the Company will be able to do so. In the event that the Company does not obtain a waiver or amendment, then the Company will likely be in default of its senior credit facility.

The Company will file with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 with respect to its Annual Report on Form 10-K for the year ended December 31, 2008, and anticipates filing its Form 10-K on or before March 31, 2009.

Segment Results

The table below presents the following information for the Company for the three and twelve months ended December 31, 2008 and 2007:

•	revenue as reported and on a pro forma basis

•

segment operating income, which excludes corporate general and administrative costs, stock-based compensation, local marketing agreement fees, non-cash charge related to contract obligations, asset impairment and disposal charges, other, net, and depreciation and amortization expense, as reported and on a pro forma basis

Pro forma amounts have been adjusted for the results of ABC Radio as if it had been acquired at the beginning of 2007, any significant station dispositions during 2007 and any accounting adjustments related to the acquisition of ABC Radio.

	As Reported
	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
	(amounts in thousands)
Net revenue:
Radio Markets	$169,779	$197,727	$688,815	$615,056
Radio Network	46,418	49,802	181,798	109,132
Eliminations	(1,966)	(2,056)	(7,492)	(4,431)

Net revenue	$214,231	$245,473	$863,121	$719,757

Segment operating income:
Radio Markets	$59,656	$78,252	$261,405	$257,101
Radio Network	7,598	8,189	28,539	19,760

Segment operating income	$67,254	$86,441	$289,944	$276,861

	Pro Forma
	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
	(amounts in thousands)
Net revenue:
Radio Markets	$169,779	$197,549	$688,815	$762,501
Radio Network	46,418	51,077	179,259	194,807
Eliminations	(1,966)	(2,056)	(7,492)	(7,746)

Net revenue	$214,231	$246,570	$860,582	$949,562

Segment operating income:
Radio Markets	$59,656	$77,934	$261,405	$319,340
Radio Network	7,598	9,464	26,000	32,066

Segment operating income	$67,254	$87,398	$287,405	$351,406

Our Station Portfolio

Citadel Broadcasting Corporation is the third largest radio group in the United States, with a national footprint reaching more than 50 markets. Citadel is comprised of 165 FM stations and 58 AM stations in the nation’s leading markets, in addition to the ABC Radio Network business, which is one of the three largest radio networks in the United States. For more information, visit www.citadelbroadcasting.com.

Forward-Looking Statements

Certain matters in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of Citadel Broadcasting Corporation and its subsidiaries (collectively the “Company”), its directors or its officers with respect to, among other things, future events and financial trends affecting the Company.

Forward-looking statements are typically identified by the words “believes,” “expects,” “anticipates,” “continues,” “intends,” “likely,” “may,” “plans,” “potential,” “will,” and similar expressions, whether in the negative or the affirmative. All statements other than the statements of historical fact are “forward-looking statements” for the purposes of federal and state securities laws, including, without limitation, any projections on pro forma statements of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the expected effect of the business combination with ABC Radio; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements regarding the financing of the Company’s operations or the Company’s ability to service its indebtedness; any statements of belief; and any assumptions underlying any of the foregoing. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control, which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the impact of current or pending legislation and regulation, antitrust considerations, the impact of pending or future litigation or claims, and other risks and uncertainties, including, but not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in market conditions that could impair the Company’s goodwill or intangible assets; changes in industry conditions; changes in governmental regulations; changes in policies or actions or in regulatory bodies; changes in uncertain tax positions, tax rates and limitations on the utilization of net operating losses; changes in dividend policy; changes in capital expenditure requirements; or the risk that the business combination with ABC Radio may be less favorable for the Company than originally expected.

All forward-looking statements in this news release are qualified by these cautionary statements. The Company undertakes no obligation, other than as required by law, to publicly update or revise these forward-looking statements because of new information, future events or otherwise.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

The following table sets forth the Company’s segment operating income for the quarters and years ended December 31, 2008 and 2007. The Company defines “segment operating income” as operating income adjusted to exclude the following line items included in its statement of operations: depreciation and amortization, stock-based compensation, corporate general and administrative expenses, non-cash amounts related to contract obligations, asset impairment and disposal charges, local marketing agreement fees, other, net.

Segment operating income, among other things, is used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, and as the basis of incentive compensation targets for certain management personnel. In addition, this measure is among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since segment operating income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Segment operating income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, segment operating income does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, segment operating income is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Segment operating income does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. As segment operating income excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the Securities and Exchange Commission (“SEC”), the Company provides below a reconciliation of segment operating income to operating income, the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
	(amounts in thousands)
Segment operating income:
Radio Markets	$59,656	$78,252	$261,405	$257,101
Radio Network	7,598	8,189	28,539	19,760
Asset impairment and disposal charges	(836,497)	(1,103,071)	(1,208,208)	(1,612,443)
Non-cash amounts related to contractual obligations	—	—	(21,440)	—
Corporate general and administrative, including related portion of stock-based compensation	(4,969)	(12,293)	(32,049)	(44,642)
Local marketing agreement fees	(336)	(329)	(1,334)	(1,326)
Stock-based compensation expense	(2,066)	(2,786)	(7,354)	(7,442)
Depreciation and amortization	(10,739)	(12,239)	(45,264)	(30,678)
Other, net	22	427	1,688	3,900

Total operating loss	$(787,331)	$(1,043,850)	$(1,024,017)	$(1,415,770)

Contact:	Citadel Broadcasting Corporation
Patricia Stratford (212) 887-1670